Exhibit 99.1

News Release

For Immediate Release

Contact:

Kevin Borders

Vice President of Marketing and Product Development and Secretary

Tel: 419-468-7600

PECO II REPORTS FIRST-QUARTER 2008 RESULTS

GALION, Ohio, May 2, 2008 – PECO II, Inc. (Nasdaq:PIII), a manufacturer of communications power systems and full-service provider of engineering and installation on-site services to the communications industry, today reported results for the first quarter ended March 31, 2008.

PECO II reported net sales of $9.0 million in the first quarter of 2008, compared with $8.1 million in the first quarter of 2007, an 11 percent increase. The Company reported a net loss of $1.4 million, or $0.05 per diluted share, for the first quarter of 2008, compared with a net loss of $2.4 million, or $0.09 per diluted share, for the first quarter of 2007.

EBITDA was a loss of $0.9 million in the first quarter of 2008, compared with an EBITDA loss of $1.8 million for the first quarter of 2007. An explanation and reconciliation of GAAP net loss to EBITDA is included as Attachment A.

The $1.0 million reduction in net loss for the first quarter of 2008 compared with the first quarter of 2007 was driven by strong product revenue growth of $1.4 million resulting in strong product gross margin improvements of $0.4 million, combined with significant operating cost reductions of $0.7 million realized from the Company’s 2007 restructuring efforts.

Cash used by operating activities in the first quarter of 2008 was $968,000. While this included a net loss and decreases in accounts payable, it was offset by non-cash charges and decreases in accounts receivable and inventory.

Bookings increased during the first quarter of 2008, resulting in an increased sales backlog of $4.8 million. The first quarter backlog was a 9 percent increase from the $4.4 million in the fourth quarter of 2007. The bookings-to-billings ratio reflects customer orders received as compared with the same period’s billings and is an indication of future periods. For the first quarter of 2008, the ratio was 1.03 to 1.

PECO II, Inc. First-quarter 2008 Results / 2

John Heindel, PECO II Chairman and CEO stated, “The first quarter financial performance represents a significant improvement over both first quarter 2007 and fourth quarter 2007 business performance. The Company delivered strong product revenue growth, which when combined with the completion of the strategic restructuring initiatives implemented in 2007, resulted in a significantly reduced operating loss. Year to date, the Company is gaining market share as evidenced by PECO II winning four new geographic markets from its existing customer base.”

Heindel added, “The Company must continue to take market share from the competition in order to return to EBITDA profitability in 2008. To achieve this, we continue to work with our customers to better understand their needs and aggressively work our strategic supplier base to ensure that we have the flexibility to respond to customer requests for products and systems.”

Conference Call on the Web

PECO II will hold a conference call with investors and analysts on Friday, May 2, 2008, at 10 a.m. Eastern time. The call will be available over the Internet at www.peco2.com. To listen to the call, go to the Web site to register, download and install any necessary audio software. For those unable to listen to the live broadcast, a replay of the webcast will be archived and available shortly after the call.

About PECO II, Inc.

PECO II, headquartered in Galion, Ohio, provides engineering and on-site installation services and designs, manufactures and markets communications power systems and power distribution equipment. As the largest independent full-service provider of telecommunications power systems, the Company provides total power quality/reliability solutions and supports the power infrastructure needs of communications service providers in the local exchange, long-distance, wireless, broadband and Internet markets. Additional information about PECO II can be found at www.peco2.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a general economic recession; a downturn in our principal customers’ businesses; the growth in the communications industry; the ability to develop and market new products and product enhancements; the ability to attract and retain customers; competition and technological change; and successful implementation of the Company’s business strategy. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. PECO II does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in PECO II’s periodic filings with the Securities and Exchange Commission.

PECO II, Inc. First-quarter 2008 Results / 3

PECO II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	For the Three Months Ended March 31,
	2008	2007
Net sales:
Product	$7,290	$5,895
Services	1,721	2,199

	9,011	8,094
Cost of goods sold:
Product	6,378	5,441
Services	1,430	1,779

	7,808	7,220
Gross margin:
Product	912	454
Services	291	420

	1,203	874
Operating expenses:
Research, development and engineering	632	840
Selling, general and administrative	2,015	2,506

	2,647	3,346

Loss from operations	(1,444)	(2,472)
Interest income, net	64	102

Loss before income taxes	(1,380)	(2,370)
Income tax expense	(9)	(14)

Net loss	$(1,389)	$(2,384)

Net loss per common share:
Basic and diluted	$(0.05)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	27,470	27,174

PECO II, Inc. First-quarter 2008 Results / 4

PECO II, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share data)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,978	$7,935
Accounts receivable, net of allowance of $55 at March 31, 2008 and $90 at December 31, 2007	2,835	3,685
Inventories, net of allowance of $1,573 at March 31, 2008 and $1,906 at December 31, 2007	10,258	11,433
Cost and earnings in excess of billings on uncompleted contracts	305	514
Prepaid expenses and other current assets	266	263
Assets held for sale	190	219

Total current assets	20,832	24,049

Property and equipment, at cost:
Land and land improvements	195	195
Buildings and building improvements	7,251	7,251
Machinery and equipment	2,888	2,869
Furniture and fixtures	5,516	5,527

	15,850	15,842
Less-accumulated depreciation:	(11,462)	(11,360)

Property and equipment, net	4,388	4,482
Other assets:
Goodwill	1,529	1,515
Intangibles, net	3,553	3,822
Investment in joint venture	2	2

Total assets	$30,304	$33,870

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,608	$4,485
Billings in excess of cost and estimated earnings on uncompleted contracts	25	510
Accrued compensation expense	996	722
Accrued income taxes	61	81
Other accrued expenses	1,645	1,800

Total current liabilities	5,335	7,598

Shareholders’ equity:
Common stock, no par value: 150,000,000 shares authorized; 27,487,297 and 27,391,574 shares issued at March 31, 2008 and December 31, 2007, respectively	3,487	3,475
Warrants	5,107	5,078
Additional paid-in capital	116,457	116,412
Accumulated deficit	(100,082)	(98,693)

Total shareholders’ equity	24,969	26,272

Total liabilities and shareholders’ equity	$30,304	$33,870

PECO II, Inc. First-quarter 2008 Results / 5

Attachment A

EBITDA is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measure so calculated and presented. We define EBITDA as net income/(loss) before interest expense, taxes, depreciation, amortization, and non-cash stock compensation expense. Other companies may define EBITDA differently. We present EBITDA because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also uses this information internally for forecasting and budgeting. You should not consider EBITDA in isolation, or as a substitute for analysis of our results as reported under GAAP.

Reconciliation of GAAP Net Loss to EBITDA

(unaudited)

	For the Three Months Ended March 31,
(In thousands)	2008	2007
2008 and 2007 EBITDA Breakdown
Net Loss per GAAP	$(1,389)	$(2,384)
Interest expense	$6	$8
Taxes	$9	$14
Depreciation/ amortization	$381	$424
Non-cash stock-based compensation	$63	$119

EBITDA	$(930)	$(1,819)